Exhibit 10.1

COMPUTER SOFTWARE INNOVATIONS, INC.

2006 RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), dated as of this _____ day of February, 2006, between Computer Software Innovations, Inc., a Delaware corporation (“the Company”) and __________ (the “Director”), is made pursuant and subject to the provisions of the Company’s 2005 Incentive Compensation Plan, as amended, and any future amendments thereto (the “Plan”). The Plan, as it may be amended from time to time, is incorporated herein by reference. All terms used herein that are defined in the Plan shall have the same meanings given them in the Plan.

1. Award of Restricted Stock. Subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the Company on this date awards to the Director __________ shares of Common Stock of the Company (the “Restricted Stock”).

2. Terms and Conditions. The award of Restricted Stock hereunder is subject to the following terms and conditions:

(a) Restricted Period. Except as provided in paragraph 3, this award of Restricted Stock shall vest, and become nonforfeitable with the schedule set forth below:

Date	Percent of Award Vested	Number of Shares Vested
February __, 2006	33-1/3%
February 28, 2006	66-2/3%
February 28, 2007	100%

(b) Resale Restrictions. Notwithstanding any other provisions of this Agreement to the contrary, none of the shares of Restricted Stock issued by the Company to the Director pursuant to the provisions hereof, whether fully vested or not, may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of by the Director until the earlier of (i) March 1, 2007 or (ii) the date on which a Change in Control of the Company (as defined in Section 1.06 of the Plan) occurs. The foregoing provision shall be referred to as the “Resale Restrictions” and the period from the date hereof until the date on which the Resale Restrictions expire shall be referred to as the “Restriction Period.”

(c) Certificates Issued. The stock certificates evidencing the Restricted Stock shall be issued and registered on the Company’s books in the name of the Director as of the date hereof. Upon expiration of the Restriction Period set forth above, the Company shall cause a stock certificate or certificates, without such restricted stock legend, covering the requisite number of vested shares of the Company’s Common Stock, registered on the Company’s books in the name of the Director to be delivered to the Director, within thirty (30) days after such vesting.

Upon receipt of such stock certificate(s) without the restricted stock legend, the Director is free to hold or dispose of such certificate, subject to (1) the general conditions and procedures provided in the Plan and this Agreement and (2) the applicable restrictions and procedures of federal and state securities laws.

(d) Stockholder Rights. Prior to any forfeiture of the shares of Restricted Stock and the expiration of the Restriction Period, the Director shall, subject to the restrictions of the Plan, have all rights of a stockholder with respect to the shares of Restricted Stock awarded hereunder, including the right to receive dividends, warrants and other stock rights and to vote the shares of Restricted Stock; provided, however, that (i) the Director may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of any shares of Restricted Stock during the Restriction Period as provided in paragraph 3(b) above, (ii) the Company shall retain custody of the certificates evidencing the shares of Restricted Stock, and (iii) the Director will deliver to the Company a stock power, endorsed in blank, with respect to the award of Restricted Stock in the form attached as Exhibit A.

(e) Reservation of Rights. The Company reserves the right to retain physical possession and custody of each said stock certificate until such time as the Restriction Period expires. The Company reserves the right to place a legend on each said stock certificate, restricting the transferability of such certificate and referring to the terms and conditions (including forfeiture) provided in this Agreement.

(f) Tax Obligations. Since the Director is not an employee of the Company, the Company is under no obligation to withhold from any award of the Restricted Stock any federal, state or local income taxes or employment taxes required by any government to be paid with respect to such award. The Director acknowledges and understands that he shall not be treated as an employee of the Company for federal, state or local tax purposes and that he shall be solely responsible for the payment of all applicable federal, state and local income taxes and self-employment taxes that may become due by him as a result of the award under this Agreement.

3. Termination as Director. If, at any time prior to the expiration of the Restriction Period, the Director ceases to be a member of the Board of Directors of the Company or an Affiliate thereof for any reason, the Director shall be vested only as to that percentage of shares of Restricted Stock which are vested at the time of his termination as a member of the Board of Directors as reflected in the schedule in paragraph 2(a) above and the Director shall forfeit the right to the shares of Restricted Stock which are not yet vested. Notwithstanding the foregoing, the Company reserves the right, in its sole discretion, to determine that all or some of the shares of Restricted Stock which would otherwise be forfeited upon the Director’s termination as a member of the Board of Directors of the Company or an Affiliate shall be 100% vested and transferable depending upon the circumstances relating to such termination.

4. No Right to Continued Service. This Agreement does not confer upon the Director any right with respect to continuance of his services as a member of the Board of Directors of the Company or an Affiliate or any committee thereof, nor shall it interfere in any way with the right of the Company or an Affiliate or any committee to terminate the Director as a member of the Board of Directors of the Company or an Affiliate thereof at any time.

5. Change in Control or Capital Structure. Subject to any required action by the stockholders of the Company, the number of shares of Restricted Stock covered by this award shall be proportionately adjusted and the terms of the restrictions on such shares shall be adjusted as the Committee shall determine to be equitably required for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from any stock dividend (but only on the Common Stock), stock split, subdivision, combination, reclassification, recapitalization or general issuance to the holders of Common Stock of rights to purchase Common Stock at substantially below its then fair market value or any change in the number of such shares outstanding effected without receipt of cash or property or labor or services by the Company or for any spin-off, spin-out, split-up, split-off or other distribution of assets to stockholders.

In the event of a Change in Control, the provisions of Section 8.04 of the Plan shall apply to this award of Restricted Stock. In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change in all of its authorized shares without par value into the same number of shares with par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

The award of Restricted Stock pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

6. Director’s Acknowledgments and Representations.

(a) Registration of Shares. The Director hereby acknowledges that the shares of Restricted Stock have been registered pursuant to the Securities Act of 1933, but understands that (i) his ability to sell, transfer, pledge, exchange, hypothecate or otherwise dispose of any shares of Restricted Stock upon expiration of the Restriction Period will be subject to applicable restrictions and procedures of federal and state securities laws, including but not limited to Rule 144 of the Act and (ii) the Company makes no representation, warranty or covenant that the shares of Restricted Stock will continue to be registered at the expiration of the Restriction Period.

(b) Acquisition for Investment. The Director represents and agrees that he is acquiring the shares of Restricted Stock for investment and he has no present intention to transfer, sell or otherwise dispose of such shares, except in accordance with this Agreement, the Plan and in compliance with applicable securities laws.

(c) Accuracy of Information. The Director represents that the information furnished on the signature page hereof is true, correct and complete.

7. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, except to the extent that federal law shall be deemed to apply.

8. Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

9. Director Bound by Plan. The Director hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

10. Binding Effect. Subject to the limitations stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs and personal representatives of the Director and the successors of the Company.

11. Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified, amended, renewed or terminated, nor may any term, condition or breach of any term or condition be waived, except by a writing signed by the parties hereto.

12. Partial Invalidity. If any part of this Agreement is found to be invalid, such invalidity will not affect the enforceability of any other part or provision of this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Director has affixed his or her signature hereto.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:
Nancy K. Hedrick
President and Chief Executive Director

DIRECTOR

Residence Address:

Social Security Number:

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Computer Software Innovations, Inc., a Delaware corporation, __________ shares of Computer Software Innovations, Inc. standing in his name on the books of Computer Software Innovations, Inc., represented by Certificate No. _____, and does hereby irrevocably constitute and appoint ______________________ as attorney to transfer the shares of stock on the books of Computer Software Innovations, Inc. with full power of substitution in the premises.

Date: __________ ___, ____